Exhibit 10.1

PHOENIX TECHNOLOGIES LTD

1999 STOCK PLAN

NOTICE OF GRANT

Phoenix Technologies Ltd, a Delaware corporation (the “Company”), pursuant to its 1999 Stock Plan (the “Plan”) hereby grants to the employee named below (the “Employee”) the right to acquire Restricted Stock (the “Grant”). The terms and conditions of the Grant are set forth in this Notice of Grant, in the attached Restricted Stock Purchase Agreement (the “Agreement”), and in the Plan. Capitalized terms not defined in this Notice of Grant or the Agreement are defined in the Plan.

Name of Employee:	David Eichler

Grant Number:	010373

Date of Grant:	August 18, 2006

Consideration:	Promise of Future Services

Price of a Share:	Par Value ($0.001)

Total Number of Shares Granted:	15,000

Aggregate Value of Grant:	$74,850.00

Additional Terms/Acknowledgements: The undersigned Employee acknowledges receipt of, and understands and agrees to, this Notice of Grant, the Agreement and the Plan. Employee further acknowledges that as of the Date of Grant, this Notice of Grant, the Agreement and the Plan set forth the entire understanding between Employee and the Company regarding the Grant and supersede all prior oral and written agreements on that subject.

Withholding Obligations: The undersigned Employee acknowledges that the Grant may give rise to federal, state, local and foreign tax withholding obligations. As discussed in more detail in Section 10 of the Agreement, the undersigned shall make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the receipt of the Grant or the issuance of Common Stock thereunder.

PHOENIX TECHNOLOGIES LTD.	EMPLOYEE

/s/ Scott Taylor	/s/ David Eichler
Scott Taylor	Signature
Senior Vice President and General Counsel

Date: August 24, 2006	Date: August 24, 2006

PHOENIX TECHNOLOGIES LTD

1999 STOCK PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

1. Grant of Restricted Stock. Pursuant to the Notice of Grant and this Restricted Stock Purchase Agreement (the “Agreement”), Phoenix Technologies Ltd., a Delaware corporation (the “Company”), has granted Employee an award of Restricted Stock under its 1999 Stock Plan (the “Plan”) for the number of shares of the common stock of the Company (the “Common Stock”) indicated in the Notice of Grant (the “Grant”). The Grant is not intended to constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and will be interpreted accordingly.

Defined terms not explicitly defined in this Agreement, but defined in the Plan, shall have the same meaning as in the Plan. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall govern.

2. Vesting. Subject to all the terms and conditions of this Agreement and the Plan, the Restricted Stock under the Grant vests as to 50% of the total number of Restricted Stock covered by the Grant (as shown on the Notice of Grant) on the two-year anniversary of the Date of Grant (as shown on the Notice of Grant). Thereafter, the remaining unvested Restricted Stock covered by the Grant shall vest in four (4) substantially equal installments (rounded to the nearest whole number) every six (6) months starting on the first business day of the sixth month following the two-year anniversary of the Date of Grant. No Restricted Stock will vest after the Employee ceases to provide service to the Company.

3. Change in Control. Notwithstanding Section 2 above, in the event of Change in Control (as defined below), if the Company terminates the Employee’s employment with the Company (or its Parent or any Subsidiary) for any reason other than death, Disability or Cause, within 12 months following the effective date of such Change in Control, then the unvested Restricted Stock under the Grant shall vest immediately and in full upon such termination. For purposes of this Section 3 only,

“Cause” shall mean a failure by the Employee to substantially perform Employee’s duties (as an employee of the Company), other than a failure resulting from the Employee’s complete or partial incapacity due to physical or mental illness or impairment, (ii) a willful act by the Employee that constitutes misconduct, (iii) circumstances where the Employee intentionally or negligently imparts material confidential information relating to the Company or its business to competitors or to other third parties other than in the course of carrying out the Employee’s duties, (iv) a material violation by the Employee of a federal or state law or regulation applicable to the business of the Company, (v) a willful violation of a material Company employment policy or the Company’s insider trading policy, (vi) any act or omission by the Employee constituting dishonesty (other than a good faith expense account dispute) or fraud, with respect to the Company or any of its affiliates, which is injurious to the financial condition of the Company or any of its affiliates or is injurious to the business reputation of the Company or any of its affiliates,

(vii) the Employee’s failure to cooperate with the Company in connection with any actions, suits, claims, disputes or grievances against the Company or any of its officers, directors, employees, stockholders, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, whether or not such cooperation would be adverse to the Employee’s own interest, or (viii) the Employee’s conviction or plea of guilty or no contest to a felony.

“Change in Control” shall mean the occurrence of any of the following:

(i) the sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets to any “person” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), entity or group of persons acting in concert;

(ii) any person or group of persons becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;

(iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such merger or consolidation; or

(iv) a contest for the election or removal of members of the Company’s Board of Directors (the “Board”) that results in the removal from the Board of at least 50% of the incumbent members of the Board.

“Disability” shall mean that the Employee has been unable to perform the principal functions of the Employee’s duties due to a physical or mental impairment, but only if such inability has lasted or is reasonably expected to last for at least six (6) months. Whether the Employee has a Disability will be determined by the Board based on evidence provided by one or more physicians selected or approved by the Board.

4. Forfeiture/Right of Repurchase. The Restricted Stock the Employee acquires under the Grant may subject to (i) forfeiture, (ii) a right of repurchase in favor of the Company, or (iii) both. The Restricted Stock the Employees acquires under the Grant will become nonforfeitable as the shares vest pursuant to Section 2 above. Moreover, the Company’s right to repurchase the Restricted Stock the Employee acquires pursuant to the Grant will lapse and expire at the same rate as the Restricted Stock vests. For purposes of facilitating the enforcement of the provisions of this Section, the Company may issue stop-transfer instructions on the Restricted Stock to the Company’s transfer agent, or otherwise hold the Restricted Stock in escrow, until the Restricted Stock has vested and the Employee has satisfied all applicable obligations with respect to the

Restricted Stock and the Grant, including any applicable tax withholding obligations. Any new, substituted or additional securities or other property which is issued or distributed with respect to the Restricted Stock shall be subject to the same terms and conditions as are applicable to the Restricted Stock under this Agreement and the Plan

5. Leave of Absence. For purposes of this Agreement, the Employee is a common-law employee, and the Employee’s service does not terminate when the Employee goes on a bona fide leave of absence that was approved by the Company (or its Parent or Subsidiary) in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. The Employee’s service terminates in any event when the approved leave ends, unless the Employee immediately returns to active work. The Company determines which leaves count for this purpose, and when the Employee’s service terminates for all purposes under the Plan.

6. Service Provider Rights. The Employee acknowledges and agrees that the vesting of the Restricted Stock pursuant to the vesting schedule in this Agreement is earned by continuing as a Service Provider at the will of the Company (and not through the act of being hired or the award of the Grant). The Employee further acknowledges and agrees that neither this Agreement nor the transactions contemplated hereunder constitute an express or implied promise of continued engagement as a Service Provider for any period, and shall not interfere with the Employee’s or the Company’s right to terminate the Employee’s Service Provider relationship at any time or for any reason.

7. Transferability and Sale Restrictions. Employee agrees not to sell any Restricted Stock prior to its vesting or dispose of the shares acquired under the Grant at a time when applicable laws, regulations, or Company policies prohibit disposition. The rights and obligations of the Company under the Grant shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The Employee’s rights and obligations under the Grant may only be assigned with the prior written consent of the Company. The Grant may not be transferred in any manner otherwise than by will or by the laws of descent or distribution during the lifetime of the Employee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Employee.

8. Voting and Other Rights. Subject to the terms of this Agreement and the Plan, the Employee shall have all the rights and privileges of a shareholder of the Company while the Restricted Stock are subject to stop-transfer restrictions, or otherwise held in escrow, including the right to vote and the right to receive dividends (if any).

9. Securities Laws Compliance. The Employee may not be issued any shares under the Grant unless the shares are either (i) then registered under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The Grant also must comply with other applicable laws and regulations governing the Grant, and the Employee will not receive shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

10. Withholding Obligations. The Company’s obligation to issue or deliver Shares shall be subject to satisfaction of applicable federal, state, local and foreign tax withholding requirements. No later than the date as of which an amount first becomes includible in the Employee’s gross income for federal income tax purposes (the “Tax Date”) with respect to the Restricted Stock, the Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock that is part of the Grant that gives rise to the withholding requirement. The obligations of the Company under the Grant shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Employee.

The Company may establish such rules and procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock. In accordance with such rules and procedures as the Company may prescribe, the Employee may satisfy any withholding tax requirements by one or any combination of the following means: (i) tendering a cash payment or (ii) authorizing the Company to withhold Shares otherwise issuable to the Employee under the Grant (the “Share Withholding Election”). (See Exhibit B, “Notice of Withholding Election”)

A Share Withholding Election is subject to the following requirements: the election must be in writing and delivered to the Company prior to the Tax Date; (ii) the election shall be irrevocable by the Employee; provided, however, that the Employee may change the method for satisfying subsequent withholding obligations by making a subsequent irrevocable withholding election that shall take effect no earlier than 6 months from the date such subsequent withholding election is made; and (iii) the Share Withholding Election shall be subject to approval by the Company, which such approval my be granted or withdrawn at any time prior to the Tax Date.

A Share Withholding Election made at least 6 months prior to the Tax Date may be either a “standing” election requesting the withholding of otherwise issuable Shares with respect to the Grant’s future vesting (if any) or a “one-time” election with respect to certain vesting of the Grant.

Notwithstanding the foregoing, a Share Withholding Election to satisfy withholding obligations arising from the vesting of Shares under the Grant may not occur during the 6-month period following the Date of Grant and no Share Withholding Election attempting to effect the withholding of Shares within such 6-month period shall be effective.

Notwithstanding any provision to the contrary, if the Employee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, and any rules promulgated thereunder makes a Share Withholding Election, then such Share Withholding Election shall be subject to the following additional requirements: (i) the election must be made at least six month prior to the Tax Date; (ii) the election must take effect during a 10-day “window period” beginning on the third business day following the release of the Company’s quarterly or annual financial statement and ending on the twelfth business day following such release; or the election must be incident to the Employee’s death, disability, or the Employee ceasing to provide service to the Company.

11. Restricted Legends. All certificates, if any, representing the shares issued under the Grant shall, where applicable, have endorsed thereon the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

12. Release of Personal Data. The Employee authorizes and directs the Company to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding the Employee’s employment, the nature and amount of the Employee’s compensation and the facts and conditions of the Employee’s participation in the Plan (including, but not limited to, the Employee’s name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares held and the details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing the Employee’s participation in the Plan. The Employee understands that the Data may be transferred to the Company (or its Parent or any of its Subsidiaries) or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the administration of the Grant under the Plan or with whom shares acquired pursuant to the Grant or cash from the sale of such shares may be deposited. The Employee acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of the Employee’s residence. Furthermore, the Employee acknowledges and understands that the transfer of the Data to the Company (or its Parent or any of its Subsidiaries) or to any third parties is necessary for the Employee’s participation in the Plan.

The Employee may at any time withdraw the consents herein by contacting Employee’s local human resources representative in writing. Employee further acknowledges that withdrawal of consent(s) may affect the Employee’s ability to exercise or realize benefits from the Grant, and Employee’s ability to participate in the Plan.

13. Notices. Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice to be given or delivered to the Employee relating to this Agreement shall be in writing and addressed to the Employee at such address of which the Employee advises the Company in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof, and may not be modified adversely to the Employee’s interest except by means of a writing signed by the Company and Employee. This Agreement will be interpreted and enforced under the law of the of the State of California.

* * * *

By your signature and the signature of the Company’s representative below, you and the Company agree that the Restricted Stock is granted under and governed by the terms and conditions of the Plan and this Agreement. You have reviewed the Plan and this Agreement in their entirety. In addition you have had an opportunity to obtain the advice of legal counsel and/or financial advisor prior to executing this Agreement and you fully understands all provisions of the Plan and this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. You further agree to notify the Company upon any change in the residence address indicated below.

PHOENIX TECHNOLOGIES LTD.	EMPLOYEE

/s/ Scott Taylor	/s/ David Eichler
Scott Taylor	Signature
Senior Vice President and General Counsel

Date: August 24, 2006	Date: August 24, 2006

CONSENT OF SPOUSE

The undersigned spouse of                                         , (the “Employee”) has read and hereby approves the terms and conditions of the Phoenix Technologies Ltd. (the “Company”) 1999 Stock Plan (the “Plan”), the Notice of Grant, dated                                         , and the Restricted Stock Purchase Agreement, dated                      (the “Agreement”). In consideration of the Company’s granting his or her spouse Restricted Stock (as such term is defined in the Plan) as set forth in the Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and the Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or the Agreement.

Spouse of Employee

EXHIBIT A

1999 STOCK PLAN

EXHIBIT B

NOTICE OF WITHHOLDING ELECTION

TO:	Phoenix Technologies Ltd.

FROM:

RE:	WITHHOLDING ELECTION

This Notice of Withholding Election is made in accordance with that certain Notice of Grant, dated                     , and pursuant to Section 10 of that certain Restricted Stock Purchase Agreement, dated                             , 2006 (the “Agreement”), by and between Phoenix Technologies Ltd., a Delaware corporation (the “Company”), and                                     . The Notice of Grant and Agreement set forth the terms and conditions that govern a right to acquire shares (the “Grant”) of the Company’s common stock (the “Common Stock”). Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Company’s 1999 Stock Plan (the “Plan”).

I hereby certify the following:

1. My correct name, taxpayer identification number and current address are set forth at the end of this Notice of Withholding Election.

2. I am the original recipient (or his/her beneficiary or authorized representative) of the Grant which covers                      shares of the Company’s common stock (the “Common Stock”).

3. This Notice of Withholding Election relates to                      shares of the Common Stock that are scheduled to vest under the terms of the Grant on                                      (the “Tax Date”). The number set forth above shall be deemed changed as appropriate to reflect adjustments in the Company’s capitalization as in accordance with the Plan.

4. I hereby elect to have the Company withhold that number of shares of Common Stock with a fair market value equal to the amount required to satisfy the withholding obligations arising upon the vesting of the number of shares set forth in paragraph 3 above.

5. This Notice of Withholding Election is made prior to the Tax Date and is otherwise properly made pursuant to Section 10 of the Agreement. Moreover, if I am subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, this Notice of Withholding Election is being made at least 6 months prior to the Tax Date or it shall become effective during a 10-day “window period” beginning on the third business day from the release of the Company’s quarterly or annual financial statements and ending on the twelfth business day following such release.

6. I understand that this Notice of Withholding Election may not be revised, amended or revoked by me and shall remain in effect to satisfy future withholding obligations unless I make a time election for such future withholding obligations.

7. The Plan has been made available to me by the Company, I have read and understand the Plan and I have no reason to believe that any of the conditions therein to the making of this election have not been met.

________________________
Signature	Date

________________________
Print Name	Taxpayer Identification No.

Address: